                                                                    Exhibit 23.2

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 7, 2004, accompanying the financial statements and schedules of Beijing Wanwei Pharmaceutical Co., Ltd. contained in the Registration Statement and Prospectus of Beijing Med-Pharm Corporation and subsidiaries on Form S-1. We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton

Hong Kong
January 7, 2005